UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

June 3, 2010

Date of Report (date of earliest event reported)

SOLTA MEDICAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33123	68-0373593
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

25881 Industrial Boulevard, Hayward, California 94545

(Address of principal executive offices)

(510) 782-2286

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Solta Medical, Inc. (the “Company”) 2010 Annual Meeting of Stockholders (“Annual Meeting”) held on June 3, 2010, the following individuals were elected by the votes indicated as Class I directors of the Company for terms expiring at the 2013 Annual Meeting of Stockholders:

Nominees	Shares For	Shares Withheld	Broker Non-Votes
Stephen J. Fanning	36,688,909	1,846,872	7,860,839
Harold L. Covert	37,758,388	777,393	7,860,839
Marti Morfitt	37,931,061	604,720	7,860,839

At the Annual Meeting, stockholders also approved the amendment and restatement of the Company’s 2006 Equity Incentive Plan. Voting results on this matter were as follows: 35,642,871 shares were voted for approval; 1,165,246 shares were voted against approval; 1,727,664 shares abstained and 7,860,839 were broker non-votes.

At the Annual Meeting, stockholders also ratified the appointment of Deloitte & Touch LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010. Voting results on this matter were as follows: 46,002,052 shares were voted for ratification; 388,000 shares were voted against ratification; and 6,568 shares abstained. There were no broker non-votes.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amended and Restated 2006 Equity Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLTA MEDICAL, INC.

Date: June 8, 2010	By:	/S/ JOHN F. GLENN
John F. Glenn
Chief Financial Officer